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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Amendment No. 1
on
FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 31, 2003 (January 16, 2003)

VitalStream Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-17020 (Commission File Number)	87-0429944 (I.R.S. Employer Identification No.)
One Jenner, Suite 100, Irvine, California		92618
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (949) 743-2000

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events.

        This Amendment No. 1 on Form 8-K/A (this "Amended Report") amends and updates the information contained in the Current Report on Form 8-K (the "Initial Report") filed with the SEC on November 12, 2002.

Epoch Acquisition: Amendment and Closing

        The terms of the transaction contemplated by the Asset Purchase Agreement dated November 1, 2002 (the "Initial Epoch Purchase Agreement") described in the Initial Report were amended and restated pursuant to an Amended and Restated Asset Purchase Agreement dated January 15, 2003 (the "Amended Epoch Purchase Agreement"), among VitalStream Holdings, Inc. ("VHI"), VitalStream Broadcasting Corporation, a newly-formed wholly-owned subsidiary of VHI, ("Broadcasting"), Epoch Networks, Inc. and Epoch Hosting, Inc. (Epoch Networks, Inc. and Epoch Hosting, Inc., collectively, "Epoch"). The primary purpose of amending the Initial Epoch Purchase Agreement was to reduce the consideration to be paid by VHI from $250,000 in cash and a number of shares equal to 16.5% of its outstanding common shares after the closing to $200,000 in cash and a number of shares equal to 12.5% of its outstanding common shares after the closing. The transaction contemplated by the Amended Epoch Purchase Agreement was consummated on January 16, 2003.

        Pursuant to the Amended Epoch Purchase Agreement, Broadcasting acquired the rights of Epoch under the hosting and colocation contracts of Epoch, related computer equipment, software and licenses, a leasehold interest in a Los Angeles data center and a certificate of deposit for $300,000 from Epoch Hosting, Inc. (which serves as collateral on an assumed operating lease) in exchange for $200,000 in cash and a number of shares of common stock of VHI constituting 12.5% of the outstanding shares of common stock of VHI on the closing date (3,498,419 shares), subject to adjustment to avoid dilution from shares of common stock of VHI that may be issued to former VitalStream, Inc. shareholders under the contingent share provisions of the Agreement and Plan of Merger (the "VitalStream Merger Agreement") with VitalStream, Inc. regarding the merger of VitalStream, Inc. with a wholly-owned subsidiary of VHI. During the months preceding the signing of the Amended Epoch Purchase Agreement, the hosting and colocation businesses of Epoch generated between $200,000 and $240,000 in revenue per month.

Dolphin Investment

        The terms of the transaction contemplated by the Convertible Note and Warrant Purchase Agreement dated November 1, 2002 (the "Initial Note Purchase Agreement") described in the Initial Report were amended and restated pursuant to an Amended and Restated Convertible Note and Warrant Purchase Agreement (the "Amended Note Purchase Agreement") between VHI, as issuer, and Dolphin Communications Fund II, L.P. and Dolphin Parallel Fund II (Netherlands), L.P. (collectively, "Dolphin"), as purchasers. The Initial Note Purchase Agreement was amended primarily in order to adapt to the changes effected by the Amended Epoch Purchase Agreement. The transaction contemplated by the Amended Note Purchase Agreement was consummated on January 16, 2003.

        Pursuant to the Amended Note Purchase Agreement, Dolphin has invested $1.1 million dollars in VHI in exchange for Convertible Promissory Notes (the "Dolphin Notes") with an aggregate principal amount of $1.1 million and warrants to purchase common stock of VHI (the "Dolphin Warrants"). The proceeds of the Notes were used, in part, to pay the $200,000 cash portion of the purchase price under the Amended Epoch Purchase Agreement and related transaction expenses. Dolphin indirectly owns an approximately 95% equity interest in Epoch, and Salvatore Tirabassi, who was elected to the board of directors of VHI on January 9, 2003, is an affiliate of Dolphin.

        The Dolphin Notes bear interest at the rate of 10% per annum, require quarterly payment of accrued interest and are due and payable in full on the third anniversary of the issue date. The

Dolphin Notes are convertible into a number of shares of common stock of VHI constituting 13.2% of the outstanding shares of common stock of VHI on the closing date of the Epoch acquisition following the consummation of the Epoch acquisition (4,256,141 shares), subject to adjustment to avoid dilution from shares of common stock of VHI that may be issued to former VitalStream shareholders under the contingent share provisions of the VitalStream Merger Agreement and that may be issued to Epoch pursuant to the Amended Epoch Purchase Agreement. The Dolphin Warrants permit the holder to purchase up to an aggregate of 2.38% of the outstanding common stock of VHI as of the close of the Epoch acquisition (766,105 shares), subject to adjustment on the same terms as the Dolphin Note, at an exercise price of $.34 per share during a three-year term. In addition, VHI paid Dolphin a financing fee of 95,539 shares of VHI common stock, and $42,500 in cash.

        In connection with the Amended Note Purchase Agreement, we entered into a Registration Agreement under which VHI agreed to register the re-sale of any shares issued to Dolphin pursuant to the conversion of the Dolphin Notes or upon the exercise of the Dolphin Warrants. Pursuant to an investor rights agreement, VHI granted Dolphin Equity Partners a preemptive right on future issuances of preferred equity securities, which would allow Dolphin to maintain its ownership percentage at the same level after the issuance of such preferred equity securities and, together with certain shareholders, agreed to appoint or elect a Dolphin appointee to VHI's board of directors.

Forward Looking Statements and Related Risks

        Statements contained in this Amended Report that are not purely historical are forward-looking statements. Such statements can be identified by the use of the forward-looking words "anticipate," "estimate," "project," "likely," "believe," "intend," "expect," or similar words. These statements discuss future expectations, contain projections regarding future developments, operations, or financial conditions, or state other forward-looking information. When considering such forward-looking statements, you should keep in mind the critical factors noted in the following section and other cautionary statements throughout this Amended Report and our other filings with the SEC. You should also keep in mind that all forward-looking statements are based on management's existing beliefs about present and future events outside of management's control and on assumptions that may prove to be incorrect. If one or more risks identified in this prospectus or any applicable filings materializes, or any other underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, projected, or intended.

        Among the key factors that may have a direct bearing on our operating results are the following risks and uncertainties:

There are numerous risks associated with consummation of the Epoch acquisition.

        We have a acquired certain assets and customers associated with the hosting and colocation business of Epoch in exchange for cash and the issuance of VHI common stock. Such acquisition involves, among other risks, the following risks:

  •
  Dilution:    Under the Amended Epoch Purchase Agreement, we have issued Epoch 3,498,419 shares of common stock, which number is subject to adjustment to avoid dilution from shares of common stock of VHI that may be issued to former VitalStream shareholders under the contingent share provisions of the VitalStream Merger Agreement. If the VitalStream shareholders receive all shares issuable under the contingent share provisions of the VitalStream Merger Agreement (and assuming that 30% of the revenues used to reach certain earnout targets are from Epoch customers), the number of shares issuable to Epoch under the Amended Epoch Purchase Agreement would increase by 2,987,313 shares to a total of 6,485,732 shares of VHI common stock.

  •
  Known and Unknown Liabilities:    Although we have agreed to assume only specified liabilities of Epoch, as a result of our acquiring substantially all of the assets related to the hosting and colocation businesses of Epoch, we may be compelled (under equitable doctrines or for other reasons) to assume various unknown liabilities of Epoch or liabilities that we did not expressly agree to assume, including various tax, environmental, and retirement plan liabilities.

  •
  Retention of Customers:    The primary "asset" we acquired from Epoch is the recurring revenue from its existing hosting and colocation customers. Many of the customer agreements we are assuming are terminable by the customer with little advanced notice. Numerous customers may terminate their use of our services in connection with the Epoch acquisition. If such customers do terminate, we would have little or no recourse against such customers or Epoch.

There are numerous risks associated with consummation of the Dolphin financing;

        In the transaction contemplated by the Amended Note Purchase Agreement, we issued to Dolphin $1.1 million in Dolphin Notes and the Dolphin Warrants, signed an investor rights agreement and a registration agreement and agreed to take certain other actions in exchange for $1.1 million in cash. The consummation of such transaction involves, among other risks, the following risks:

  •
  Dilution:    The Dolphin Notes are convertible into 13.2% of the outstanding shares of common stock of VHI on the closing date of the Epoch acquisition following the consummation of the Epoch acquisition, subject to adjustment to avoid dilution from shares of common stock of VHI that may be issued to former VitalStream shareholders under the contingent share provisions of the VitalStream Merger Agreement and that may be issued to Epoch pursuant to the Amended Epoch Purchase Agreement. The Dolphin Warrants permit the holder to purchase up to an aggregate of 2.38% of the outstanding common stock of VHI as of immediately after the close of the Epoch acquisition, subject to adjustment on the same terms as the Dolphin Note, at an exercise price of $.34 per share during a three-year term. As of the date of this report, the Dolphin Notes are convertible into 4,256,141 shares of VHI common stock and the Dolphin Warrant is exercisable for 766,105 shares of VHI common stock. If the VitalStream shareholders receive all shares issuable under the contingent share provisions of the VitalStream Merger Agreement (and assuming that 30% of the revenues used to reach certain earnout targets are from Epoch customers), the number of shares issuable to the holders of the Dolphin Notes would increase by 2,398,144 shares to a total of 6,654,285 shares of VHI common stock, and the number of shares subject to the Dolphin warrants would increase by 431,666 shares to a total of 1,197,771 shares of VHI common stock.

  •
  Restrictive Covenants:    The Note Purchase Agreement contains various restrictive covenants limiting the ability of VHI to engage in significant financing, acquisition, disposition, and other transactions without the consent of the holders of the Dolphin Notes. Such restrictive covenants may limit our ability to expand in accordance with our business plans and may be used by the holders of the Dolphin Notes to obtain special concessions from VHI.

Item 7.    Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.

        Attached hereto beginning on Page F-1 are the following audited financial statements of the acquired portions of the hosting business and colocation business of Epoch Networks, Inc. and Epoch Hosting, Inc.:

(b)  Pro forma Financial Information

UNAUDITED PRO FORMA FINANCIAL INFORMATION

        The following unaudited pro forma combined balance sheet and statement of operations reflects the acquisition by Broadcasting, a wholly-owned subsidiary of VHI, of certain assets and liabilities of Epoch and a certificate of deposit for $300,000 from Epoch Holdings, Inc. (which serves as collateral on an assumed operating lease) in exchange for $200,000 in cash and shares of VHI common stock. The unaudited pro forma combined balance sheet and statement of operations have been derived from the unaudited consolidated historical financial statements of VHI included in its Quarterly Report on Form 10-Q for the period ended September 30, 2002, as filed with the SEC, and from the audited historical financial statements of the hosting and colocation businesses of Epoch for the period ended September 30, 2002, attached to this Amended Report beginning on page F-1. The unaudited pro forma condensed combined balance sheet as of September 30, 2002 was prepared as if the transactions described in the Amended Epoch Purchase Agreement and Amended Note Purchase Agreement had occurred on September 30, 2002. The unaudited pro forma combined statement of operations for the nine months ended September 30, 2002 was prepared as if the transactions described in the Amended Epoch Purchase Agreement and Amended Note Purchase Agreement had occurred on January 1, 2002.

        Pursuant to the Amended Epoch Purchase Agreement, a subsidiary of VHI acquired the rights of Epoch under the hosting and colocation contracts of Epoch, related computer equipment, software and licenses and a leasehold interest in a Los Angeles data center in exchange for $200,000 in cash and a number of shares of common stock of VHI constituting 12.5% of the outstanding shares of common stock of VHI on the closing date (3,498,419 shares), subject to adjustment to avoid dilution from shares of common stock of VHI that may be issued to former VitalStream, Inc. shareholders under the contingent share provisions of the VitalStream Merger Agreement. During the months preceding the signing of the Amended Epoch Purchase Agreement, the hosting and colocation businesses of Epoch generated between $200,000 and $240,000 in revenue per month.

        Pursuant to the Amended Note Purchase Agreement, Dolphin invested $1.1 million dollars in VHI in exchange for Dolphin Notes with an aggregate principal amount of $1.1 million and the Dolphin Warrants. The proceeds of the Notes were used, in part, to pay the $200,000 cash portion of the purchase price under the Amended Epoch Purchase Agreement and related transaction expenses. Dolphin indirectly owns an approximately 95% equity interest in Epoch.

        The unaudited pro forma combined balance sheet has been prepared under the assumption that no additional shares of VHI common stock will be issued under the antidilution provisions of the Amended Asset Purchase Agreement. If additional shares of VHI common stock are issued pursuant to such antidilution provisions, the transaction would be accounted for by adjusting the common stock, additional paid-in capital accounts, and goodwill. No other expense or asset is recorded. Additionally, the direct transaction costs are recorded as part of the purchase price.

        In the opinion of management of VHI, all adjustments necessary to present fairly the pro forma combined balance sheet and statement of operations have been made based on the terms and structure of the transaction.

        The unaudited pro forma combined balance sheet and statement of operations are not necessarily indicative of what actual results would have been had the transactions described in the Amended Epoch Purchase Agreement and the Amended Note Purchase Agreement occurred at the beginning of the period, nor do they purport to indicate the results of future operations of VitalStream and the hosting business acquired from Epoch. Furthermore, no effect has been given in the unaudited pro forma condensed statement of operations for synergistic benefits that may be realized through combination of the two businesses or costs that may be incurred in integrating operations. The unaudited pro forma combined balance sheet and statement of operations should be read in conjunction with the accompanying notes, the historical financial statements and notes to the financial statements of VHI set forth in VHI's periodic and current reports filed with the SEC and the historical financial statements and notes of the hosting and colocation businesses of Epoch attached to this Amended Report.

PRO FORMA COMBINED BALANCE SHEET (Unaudited)
September 30, 2002

	VitalStream Holdings, Inc.	Epoch	Pro forma Adjustments		Pro forma Combined
ASSETS
Current assets:
Cash	$220,157	$4,000	$(200,000	)(2)	$1,077,657
			$(4,000	)(5)
			$(42,500	)(4)
			$1,100,000	(4)
Accounts receivable, net	312,268	91,000	(91,000	)(5)	312,268
Prepaid expenses	186,096	—	—		186,096
Other current assets	102,703	—	22,500(4)		125,203

Total current assets	821,224	95,000	785,000		1,701,224

Fixed assets, net	939,897	950,000	(850,000	)(1)	1,039,897
Goodwill	961,900	—	478,563	(1)(3)	1,440,463
Restricted cash	—	—	300,000	(1)	300,000
Other assets	45,471	—	45,000	(4)	90,471

TOTAL ASSETS	$2,768,492	$1,045,000	$758,563		$4,572,055

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$730,193	$15,000	$(15,000	)(5)	$730,193
Deferred revenue	$—	$10,000	$2,421	(1)	$12,421
Accrued compensation	117,246	—	10,441	(1)	127,687
Current portion of capital leases	197,701	—	—		197,701
Accrued expenses	311,009	—	218,399	(3)	529,408

Total current liabilities	1,356,149	25,000	216,261		1,597,410

Capital lease liability	184,758	—	—		184,758
Long-term liabilities	—	—	—		—
Notes payable	—	—	1,100,000	(4)	1,100,000

	184,758	—	1,100,000		1,284,758

Stockholders' equity
Common Stock	22,473	—	3,594	(2)	26,067
Additional paid-in capital	6,700,065	—	458,708	(2)	7,158,773
Due to parent	—	10,732,000	(10,732,000	)(5)	—
Accumulated deficit	(5,494,953)	(9,712,000)	9,712,000	(5)	(5,494,953)

Total shareholders' equity	1,227,585	1,020,000	(557,698)		1,689,887

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$2,768,492	$1,045,000	$758,563		$4,572,055

Notes to Pro Forma Combined Balance Sheet (Unaudited)
September 30, 2002

(1)
To record the acquisition of certain assets and assumption of liabilities of Epoch, including a $300,000 certificate of deposit from Epoch Holdings, Inc., to serve as collateral on an assumed operating lease and to record goodwill in the amount of $478,563.

(2)
To record the issuance of 3,498,419 shares of VitalStream Holdings, Inc. common stock and the payment of $200,000 to Epoch Networks, Inc. in exchange for certain assets and liabilities of Epoch Hosting, Inc.

(3)
To record $100,000 of fees to VitalStream's investment banker and $118,399 of direct costs payable to VitalStream's legal counsel, both in conjunction with the acquisition of certain assets and liabilities of Epoch. Both fees are part of the purchase price.

(4)
To record the issuance of convertible notes to Dolphin Equity Partners in the amount of $1,100,000 and the receipt of the corresponding cash proceeds. Also, to record the payment of legal fees ($42,500), the issuance of 95,539 shares of VitalStream Holdings, Inc. common stock ($25,000 commitment fee) and the issuance of a warrant to purchase 766,105 shares of VitalStream Holdings, Inc. common stock at an exercise price of $0.34 per share (valued at $42,136) as direct loan costs. The $42,500, $25,000 and the $42,136 are all recorded as deferred loan costs.

(5)
To eliminate certain assets, liability and equity accounts of Epoch for items not acquired or assumed.

PRO FORMA COMBINED STATEMENT OF OPERATIONS (Unaudited)
For the Nine Months Ended September 30, 2002

	VitalStream Holdings, Inc.	Epoch	Pro forma Adjustments		Pro forma Combined
Revenue	$2,566,044	$2,698,000	$—		$5,264,044
Cost of revenue	1,275,710	2,626,000	(415,000	)(1)	3,486,710

Gross Profit	1,290,334	72,000	415,000		1,777,334
Research & development	196,693	—	—		196,693
Sales & marketing	1,152,012	626,000	—		1,778,012
Provision for doubtful accounts	—	273,000	—		273,000
General & administrative	1,758,001	1,207,000	(277,000	)(1)	2,688,001

Operating Loss	(1,816,372)	(2,034,000)	692,000		(3,158,372)
Other income (expense):
Interest income (expense)	(39,497)	—	(99,375	)(2)	(138,872)
Income tax expense	(1,600)	—	—		(1,600)
Impairment loss on long lived assets	—	(455,000)	455,000	(3)	—
Other income (expense)	117,432	—	—		117,432

Net other income (expense)	76,335	(455,000)	355,625		(3,181,412)

Net Loss	$(1,740,037)	$(2,489,000)	$1,047,625		$(3,181,412)

Basic and diluted net loss per common share	$(0.10)				$(0.16)

Shares used in computing basic and diluted net loss per common share	16,576,420		3,593,958	(4)	20,170,378

        Epoch's depreciation and amortization has been reclassified to cost of revenue and to general and administrative expenses to be consistent with VitalStream's presentation.

Notes to Pro Forma Combined Statement of Operations (Unaudited)
For the Nine Months Ended September 30, 2002

(1)
To record depreciation for the adjusted basis ($100,000) of fixed assets purchased from Epoch Hosting, Inc.

(2)
To record interest on the $1,100,000 convertible note, 10% annual interest for nine months ($82,500), and the amortization of deferred loan costs ($27,409) for nine months.

(3)
To eliminate the impairment loss of long-lived assets, as the assets acquired have been recorded at their fair value at the date of acquisition.

(4)
Reflects the issuance of 3,498,419 shares of VitalStream Holdings, Inc. common stock to Epoch in exchange for certain assets and liabilities of Epoch, and the issuance of 95,539 shares of VitalStream Holdings, Inc. common stock to Dolphin Equity Partners as a commitment fee for the convertible notes.

(c)  Exhibits

        The following exhibits required by Item 601 of Regulations S-K promulgated under the Securities Act have been included herewith or have been filed previously with the SEC as indicated below.

Exhibit No.	Description	Incorporated by Reference/Filed Herewith
4.1	Form of Warrant	Incorporated by reference to the Current Report on Form 8-K filed with the SEC on November 12, 2002, File No. 0-17020
4.2	Form of Convertible Note	Incorporated by reference to the Current Report on Form 8-K filed with the SEC on November 12, 2002, File No. 0-17020
10.1	Amended and Restated Asset Purchase Agreement dated January 15, 2003	Filed herewith
10.2	Amended and Restated Convertible Note Purchase Agreement dated January 15, 2003	Filed herewith
10.3	Form of Investor Rights Agreement	Incorporated by reference to the Current Report on Form 8-K filed with the SEC on November 12, 2002, File No. 0-17020
10.4	Form of Registration Agreement	Incorporated by reference to the Current Report on Form 8-K filed with the SEC on November 12, 2002, File No. 0-17020
10.5	Sublease dated as of November 15, 1999, by and between Charter Holdings, Inc. and VitalStream Broadcasting Corporation (as successor to Epoch Networks, Inc.), as amended	Filed herewith
10.6	Master Access Agreement dated as of January 1, 2003	Filed herewith
23.1	Consent of Rose, Snyder & Jacobs	Filed herewith
99.1	Press Release dated January 16, 2003	Filed herewith

11

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

VITALSTREAM HOLDINGS, INC.
/s/ PHILIP N. KAPLAN Philip N. Kaplan Chief Operating Officer
/s/ KEVIN D. HERZOG Kevin D. Herzog Chief Financial Officer

Date: January 31, 2003

INDEPENDENT AUDITORS' REPORT

Board of Directors
Epoch Networks, Inc.

        We have audited the accompanying consolidated balance sheets of the hosting business of Epoch Networks, Inc. and its wholly-owned subsidiary, Epoch Hosting, Inc. as of December 31, 2001 and September 30, 2002, and the related statements of operations and cash flows for the year and nine-month period ended December 31, 2001 and September 30, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects the financial position of the hosting business of Epoch Networks, Inc. and its wholly-owned subsidiary, Epoch Hosting, Inc. at December 31, 2001 and September 30, 2002, and the results of its operations and cash flows for the year and nine-month period ended December 31, 2001 and September 30, 2002 in conformity with accounting principles generally accepted in the United States of America.

        The accompanying consolidated financial statements have been prepared assuming that the business will continue as a going concern. As discussed in Note B to the consolidated financial statements, the recurring losses from operations, negative cash flows from operations, and other matters raise substantial doubt about its ability to continue as a going concern. Management's plans as to these matters are also described in Note B. The consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty.

Rose, Snyder & Jacobs
Encino, California
October 30, 2002, except for note G as to which the date is November 1, 2002

HOSTINGS BUSINESS OF EPOCH NETWORKS, INC.
AND ITS WHOLLY-OWNED SUBSIDIARY,
EPOCH HOSTING, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2001	September 30, 2002
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$—	$4,000
Accounts receivable, net of allowance for doubtful accounts of $24,000 and $30,000	338,000	91,000

TOTAL CURRENT ASSETS	338,000	95,000
PROPERTY AND EQUIPMENT, NET, notes D and F	2,476,000	950,000

TOTAL ASSETS	$2,814,000	$1,045,000

LIABILITIES AND DUE TO PARENT
CURRENT LIABILITIES
Accounts payable	$220,000	$15,000
Deferred revenue	47,000	10,000

TOTAL CURRENT LIABILITES	267,000	25,000
COMMITMENTS AND CONTINGENCIES, note E
DUE TO PARENT
Due to parent	9,770,000	10,732,000
Accumulated deficit	(7,223,000)	(9,712,000)

	2,547,000	1,020,000

TOTAL LIABILITIES AND DUE TO PARENT	$2,814,000	$1,045,000

HOSTINGS BUSINESS OF EPOCH NETWORKS, INC.
AND ITS WHOLLY-OWNED SUBSIDIARY,
EPOCH HOSTING, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31, 2001	Nine Months Ended September 30, 2002
REVENUE	$5,957,000	$2,698,000
COSTS AND EXPENSES
Engineering, network and operations	5,067,000	2,196,000
General and administrative	1,860,000	920,000
Sales and marketing	2,524,000	626,000
Provision for doubtful accounts	1,024,000	273,000
Depreciation and amortization	1,267,000	717,000
Impairment loss on long lived assets, note F	1,438,000	455,000

TOTAL COSTS AND EXPENSES	13,180,000	5,187,000

NET LOSS	$(7,223,000)	$(2,489,000)

HOSTINGS BUSINESS OF EPOCH NETWORKS, INC.
AND ITS WHOLLY-OWNED SUBSIDIARY,
EPOCH HOSTING, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2001	Nine Months Ended September 30, 2002
OPERATING ACTIVITIES
Net loss	$(7,223,000)	$(2,489,000)
Adjustments to reconcile net loss to net cash used in Operating activities:
Depreciation and amortization	1,267,000	717,000
Provision for doubtful accounts	1,024,000	273,000
Impairment loss on long-lived assets	1,438,000	455,000
Changes in operating assets and liabilities:
Accounts receivable	(1,362,000)	(25,000)
Accounts payable	221,000	(207,000)
Deferred revenue	46,000	(38,000)

NET CASH USED IN OPERATING ACTIVITIES	(4,589,000)	(1,314,000)
INVESTING ACTIVITIES
Purchase of property and equipment	(984,000)	(31,000)

NET CASH USED IN INVESTING ACTIVITIES	(984,000)	(31,000)
FINANCING ACTIVITIES
Contributions and advances from parent	5,573,000	1,349,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	5,573,000	1,349,000

NET INCREASE IN CASH AND CASH EQUIVALENTS	—	4,000
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	—	—

CASH AND CASH EQUIVALENTS, END OF PERIOD	$—	$4,000

SUPPLEMENTARY DISCLAIMS
Interest paid in cash	$—	$—

Income taxes paid in cash	$—	$—

HOSTINGS BUSINESS OF EPOCH NETWORKS, INC.
AND ITS WHOLLY-OWNED SUBSIDIARY,
EPOCH HOSTING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2002

NOTE A—HOSTING BUSINESS

        These consolidated financial statements include only the Hosting activities, including colocation, of Epoch Networks, Inc., and its wholly-owned subsidiary, Epoch Hosting, Inc.

        Epoch Networks, Inc. (the "Company") is a California corporation formed in 1994, which has been doing business as Epoch Internet since 1997. Epoch provides a comprehensive array of data services, including high speed dedicated and dial up internet access, server co-location, email, hosting, domain name registration, private network services and other consulting to business customers and other large institutions throughout the United States through its fully redundant network.

        Epoch Hosting, Inc., a Delaware corporation, was formed in February 2002 as a 100% wholly owned subsidiary of Epoch Networks, Inc. to operate Epoch's hosting and colocation activities.

NOTE B—GOING CONCERN AND REALIZATION OF ASSETS

        The accompanying consolidated financial statements have been prepared assuming the Business will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Since its inception, the Business has incurred significant losses from operations and has used $5,903,000 of capital in its operations.

        The Company believes that its cash resources will not be sufficient to fund the Business' requirements for operations, working capital and capital expenditures in the foreseeable future. Additionally, during 2002, the Company has experienced a significant decrease in its revenue and customer base as a result of the current state of the technology sector, economic conditions and business failures. Accordingly, the Company does not expect its revenues to be sufficient to fund the Business' working capital needs, and as a result, the Company will be dependent upon external sources of financing such as debt and equity financing. No assurance can be provided that such financing will be available to the Company. As such, beginning in March, 2002, the Company began actively pursing various alternatives, including the sale of all of the assets of the company to a third party. And, in November, 2002 entered into such an agreement whereby substantially all of the assets of the Business would be sold to a third party (see Note G Subsequent events). The accompanying consolidated financial statements do not contain any adjustments that may result from the outcome of this uncertainty.

NOTE C—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

        The accompanying consolidated financial statements reflect the operations of the hosting business of Epoch Networks, Inc. and its wholly-owned subsidiary, Epoch Hosting, Inc. Significant estimates have been made in the preparation of these consolidated financial statements as the operations and financial condition of this segment have not previously been accounted for or presented as a standalone entity. These estimates are summarized in "Use of Estimates."

Use of Estimates

        The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the accompanying consolidated financial statements. Actual results could differ from those estimates. Significant estimates made in preparing these consolidated financial statements include impairment of long-lived assets and the allowance for doubtful accounts.

Cash Equivalents

        The Company considers all highly liquid investments purchased with an original maturity at date of purchase of three months or less to be cash equivalents. Cash and cash equivalents are carried at cost, which approximates market value.

Concentrations of Business and Credit Risk

        The Company markets its hosting services to companies and individuals in many industries and U.S. geographic locations. The operations are subject to rapid technological advancement and intense competition in the telecommunications industry.

        Accounts receivable represent the Business only significant financial instrument with potential credit risks. The Company typically offers its enterprise customers credit terms. The Company makes periodic evaluations of the credit worthiness of its enterprises customer and other than obtaining deposits pursuant to its policies it generally does not require collateral. Individuals to whom the Company provides hosting services are normally billed through a direct credit card charge. In the event of nonpayment, the Company has the ability to terminate services. No customers generated revenue in excess of 10% of total consolidated revenue.

Property and Equipment

        Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets, generally three to five years.

Long-Lived Assets

        Long-lived assets and certain identifiable intangibles held and used by the Business are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment losses are recorded on long-lived assets and certain identifiable intangibles used in operations and when the assets' carrying amount is greater than the sum of the future undiscounted cash flows, excluding interest; estimated to be generated by those assets (see note F).

Fair Value of Financial Instruments

        The Company's consolidated financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are carried at cost, which approximates fair value, due to the relatively short maturity of these instruments.

Revenue Recognition

        Revenue is primarily derived from recurring monthly Internet hosting and colocation fees and related installation charges. Hosting and colocation fees generally consisting of fixed monthly amounts are recognized as the service is provided. Installation and setup fees are recognized ratably over the term of the associated contracts.

Deferred Revenue

        At December 31, 2001 and September 30, 2002, deferred revenue was $47,000 and $10,000 consisting primarily of deposits (which are recognized upon contract termination), and installation and set up fees (which are recognized ratably over the term of the related contract, which generally ranges from twelve to thirty-six months).

Engineering, Network and Operations

        Engineering, network and operations includes the direct costs of operating the Company's network and data centers, including telecommunications charges, data center rents and personnel costs.

Income Taxes

        The Hosting Business, as presented in these consolidated financial statements, does not represent a taxpaying entity for the purpose of federal and state income taxes. Accordingly, no income taxes have been reported in the accompanying consolidated financial statements.

Recent Accounting Pronouncements

        In June 2001, the FASB issued SFAS No. 141, "Business Contributions," and SFAS No. 142, "Goodwill and Other Intangible Assets." Under these new standards, all acquisitions subsequent to June 30, 2001 must be accounted for using the purchase method of accounting. The cost of intangible assets with indefinite lives and goodwill are no longer amortized, but are subject to an annual impairment test based upon its fair value.

        In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligation ("SFAS 143"). SFAS 143 establishes accounting standards for recognition and measurement of a liability for the costs of asset retirement obligations. Under SFAS 143, the costs of retiring an asset will be recorded as a liability when the retirement obligation arises, and will be amortized to expense over the life of the asset.

        In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets and discontinued operations, and it provides guidance on estimating future cash flows to test recoverability.

        With the exception of SFAS 144, management does not expect the implementation of these pronouncements to have a material impact on the Business' financial position or results of operations (see note F).

NOTE D—PROPERTY AND EQUIPMENT

        Property and equipment consists of the following:

	December 31, 2001	September 30, 2002
Network equipment	$73,000	$7,000
Hosting equipment	1,237,000	65,000
Computer hardware	6,000	—
Computer software	74,000	7,000
Leasehold improvements	1,137,000	850,000
Furniture, fixtures and office equipment	199,000	21,000

	2,726,000	950,000
Less accumulated depreciation and amortization	(250,000)	—

	$2,476,000	$950,000

NOTE E—COMMITMENTS AND CONTINGENCIES

Litigation

        Epoch Networks, Inc. is a defendant in a complaint filed in February 2002 by a former Epoch shareholder who seeks an appraisal and determination of the value of certain shares tendered to Epoch Holdings, Inc. (the parent of Epoch Networks, Inc.) in connection with its merger in August 2001. The complaint alleges that the value of the shares on the date of the merger was $0.08 per share. In March 2002, Epoch Networks, Inc. filed an answer denying the material allegations. Management expects to vigorously defend against this action. Although this matter may have a material adverse effect on the Epoch Networks, Inc. financial position, the outcome is not presently known, and it is unknown if it will have an impact on the Hosting Business.

        The Company is also a defendant in certain other litigation arising in the ordinary course of business. It is management's opinion that the outcome of these actions is not expected to have a material adverse effect on the segments financial position or results of operations.

Lease Commitments

        Epoch Networks, Inc. leases facilities and equipment under various lease arrangements. The lease terms range from month to month to ten years. In November 1999, Epoch Networks, Inc. entered into a ten-year lease agreement for its data center located in Los Angeles, California. Payments for the lease total $42,000 per month through December 2004, with escalation to $47,000 beginning in January 2005. As part of the agreement, Epoch Networks, Inc., was required to provide security in the form of a letter of credit totaling $400,000. This data center is used in the Hosting segment. Lease expense for the year and nine-month period ended December 31, 2001 and September 30, 2002 totaled $687,000 and $385,000, respectively.

        Minimum annual lease payments under noncancelable lease arrangements at September 30, 2002, are as follows (in thousands):

2002 (3 months)	$127,000
2003	509,000
2004	513,000
2005	562,000
2006	566,000
2007	566,000
Thereafter	1,086,000

$3,929,000

NOTE F—ASSET IMPAIRMENT

        In August 2001, in connection with a merger and leverage buyout of the parent of Epoch Networks, Inc., resulting from the need for additional funding, an investment group acquired shares of the Company. An independent appraisal of the fixed assets was performed, generating the recognition of an impairment loss in the amount of $1,438,000. Following the guidance of Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment of Disposal of Long-Lived Assets", the related fixed were written down to the lower of their net depreciated value or the fair market value established by the appraisal. The impairment charges, together with the accumulated depreciation in the amount of $1,017,000, at August 31, 2001 have been reclassified against the cost of the related assets.

        Subsequent to September 30, 2002, Epoch Network, Inc. entered into an agreement to sell the assets of the Hosting segment. According to the agreement, the value of the equipment was established at $100,000. Accordingly, an impairment charge in the amount of $455,000 was recognized at September 30, 2002. Following the same treatment as for August 31, 2001, the accumulated depreciation in the amount of $967,000 has been reclassified against the cost of the related assets.

NOTE G—SUBSEQUENT EVENT

        On November 1, 2002, Epoch Networks, Inc. entered into a definitive agreement with VitalStream Holdings, Inc., under which the fixed assets and the customer list of the Hosting segment of Epoch Networks, Inc. and Epoch Holdings, Inc. will be sold to VitalStream, Holdings, Inc.

EXHIBIT INDEX

Exhibit No.	Description	Incorporated by Reference/ Filed Herewith
4.1	Form of Warrant	Incorporated by reference to the Current Report on Form 8-K filed with the SEC on November 12, 2002, File No. 0-17020
4.2	Form of Convertible Note	Incorporated by reference to the Current Report on Form 8-K filed with the SEC on November 12, 2002, File No. 0-17020
10.1	Amended and Restated Asset Purchase Agreement dated January 15, 2003	Filed herewith
10.2	Amended and Restated Convertible Note Purchase Agreement dated January 15, 2003	Filed herewith
10.3	Form of Investor Rights Agreement	Incorporated by reference to the Current Report on Form 8-K filed with the SEC on November 12, 2002, File No. 0-17020
10.4	Form of Registration Agreement	Incorporated by reference to the Current Report on Form 8-K filed with the SEC on November 12, 2002, File No. 0-17020
10.5	Sublease dated as of November 15, 1999, by and between Charter Holdings, Inc. and VitalStream Broadcasting Corporation (as successor to Epoch Networks, Inc.), as amended	Filed herewith
10.6	Master Access Agreement dated as of January 1, 2003	Filed herewith
23.1	Consent of Rose, Snyder & Jacobs	Filed herewith
99.1	Press Release dated January 16, 2003	Filed herewith

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
  (a) Financial Statements of Business Acquired.
  (b) Pro forma Financial Information
UNAUDITED PRO FORMA FINANCIAL INFORMATION
Notes to Pro Forma Combined Balance Sheet (Unaudited) September 30, 2002
PRO FORMA COMBINED STATEMENT OF OPERATIONS (Unaudited) For the Nine Months Ended September 30, 2002
  (c) Exhibits
SIGNATURES
CONTENTS
INDEPENDENT AUDITORS' REPORT
CONSOLIDATED BALANCE SHEETS
CONSOLIDATED STATEMENTS OF OPERATIONS
CONSOLIDATED STATEMENTS OF CASH FLOWS
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS SEPTEMBER 30, 2002
EXHIBIT INDEX